Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com PRESS RELEASE
Penson Worldwide, Inc. Announces Retirement of Co-Founder Daniel P. Son; Will Continue as Director and Consultant
DALLAS, TX, August 17, 2010 — Penson Worldwide, Inc. (NASDAQ: PNSN) today announced co-founder Daniel P. Son plans to retire as President effective as of the end of August, 2010, but will continue his term on the Board of Directors through Penson’s next annual shareholders’ meeting in 2011 as non-executive Vice Chairman of the Board.
Mr. Son has signed a consulting agreement with Penson, through his personal consulting company, under which he will provide advice in areas such as correspondent, regulatory and media relations through the end of 2012.
“After 38 years in the securities industry and past the age of 70, I now look forward to spending a little more time with my family,” said Mr. Son.
“Dan and I have been close, business partners for 20 years, having spent the last 15 years building Penson from three correspondents and nine people to approximately 400 correspondents and 1,000 people,” said Philip A. Pendergraft, the Company’s Chief Executive Officer. “His contribution to our success is immeasurable. I can appreciate that he now wants to take a more relaxed role and enjoy life, but I still look forward to his input and advice in his new consulting role.”
Mr. Son has more than 30 years of brokerage operations and clearing experience. Mr. Son has served as Penson’s President and a member of the Board of Directors since September 2000. Prior to that, he served as President and a member of the Board of Directors of certain predecessor entities, dating back to when he, Mr. Pendergraft, and Roger Engemoen, the Company’s Chairman, founded Penson in 1995.
The name Penson is a combination of Mr. Pendergraft’s and Mr. Son’s last names.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson GHCO, Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World.

For Immediate Release	Page 1 of 2

Penson Financial Services, Inc. is a member of the New York Stock Exchange, NYSE Alternext, Chicago Stock Exchange, FINRA, the Chicago Board Options Exchange (CBOE), OneChicago, the International Securities Exchange (ISE), the NYSE Arca Exchange, the Options Clearing Corp (OCC), the MSRB, NSCC, ICMA, DTC, Euroclear, SIPC and is a participant of the Boston Options Exchange (BOX). Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems. Penson Financial Services Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services Authority. Penson Financial Services Australia Pty Ltd is a member of the ASX Group, which operates the Australian Stock Exchange and the Sydney Futures Exchange. Penson GHCO is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Kansas City Board of Trade, Minneapolis Board of Trade, NYSE Liffe, and ICE Futures.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

For Immediate Release	Page 2 of 2